Exhibit 10.12

AGREEMENT

between

CHINA CENTRAL RADIO AND TELEVISION UNIVERSITY

and

BEIJING JADEBIRD IT EDUCATION COMPANY LIMITED

FOR COOPERATION OF OPEN EDUCATION DIPLOMA

COURSES AND OCCUPATIONAL CERTIFICATE TRAINING

PILOT PROGRAMS

MAY 2009

AGREEMENT

between

CHINA CENTRAL RADIO AND TELEVISION UNIVERSITY

and

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

FOR COOPERATION OF OPEN EDUCATION DIPLOMA COURSES AND

OCCUPATIONAL CERTIFICATE TRAINING PILOT PROGRAMS

Party A: China Central Radio and TV University (“CCRTU”)

Party B: Beijing Jadebird IT Education Company, Limited

In order to implement the Outlines of the Eleventh Five-Year Plan for National Education Development, fully exert Party A’s influence as the main pillar in long distance education in China and Party A’s advantages in major construction, course construction and other areas, exert Party B’s advantages in occupational certificate education and training, and further facilitate the interlink and a closer communication between diploma education and non-diploma education, the Parties have concluded, on an equal and freewill basis, the Framework Agreement for Running Course and Credit Swap Between Relevant Diploma Education Majors and Non-Diploma Certificate Training Programs. For the purposes of better implementing such Framework Agreement, standardizing management and ascertaining the responsibilities and obligations of both Party A and Party B, through amicable negotiations, for their cooperation of open education diploma course and occupational certificate training pilot programs, Party A and Party B agree upon the following:

1. Scope of Cooperation

(1) Party A and Party B shall cooperate to run courses by combining diploma education and non-diploma education, mainly, to run pilot teaching programs by combining Party B’s website engineer training course and Party A’s open education course in the website development major, which shall be incorporated into CCRTU’s open education platform for management, and jointly cultivate IT talents who are applicable and highly sought-after.

(2) Party B shall provide its proprietary JB Education Polaris Website Engineer Education Product (including course system, teaching methodology, models, cultivation and training plans, and exams etc.) exclusively to Party A and not to any third party who falls outside of Party A system; Party A shall set up, specially for Party B, a website development major (“Cooperated Major”). Key specialized courses in such major will use Party B’s JB Education Polaris Website Engineer Education Product, and no product provided by any third party will be used (except for the State Occupational Certificate issued by the Ministry of Human Resources and Social Security), including teaching materials, exams and other related course materials.

(3) Students attending the pilot programs will be enrolled in the website engineer training courses provided by Party B in the programs. If any student, after obtaining the website engineer certificate issued by Party B, is willing to attend the diploma education course in the Cooperated Major of Party A, he/she may skip relevant swap courses of the Cooperated Major, swap his/her credits for part of the diploma courses in equivalency, and if, after studying the Cooperated Major, he/she satisfies the graduation requirements, he/she shall be given the diploma in Cooperated Major accordingly by Party A.

2. Approach of Cooperation

(1) Party A and Party B shall discuss and determine to run initially 3-5 teaching spots in CCRTU system as pilots, explore cooperation models to run programs with enterprises combining diploma education and non-diploma education (teaching models, teaching management models, operation mechanism, market operation mechanism, and responsibilities of those radio and television universities in different level etc.).

(2) Party B shall define implementation rules for the website engineer certificate and admittance criteria for teaching spots in Party B’s training system. Any Party B’s authorized teaching spot must be jointly reviewed and approved by both Party A and Party B; any of those training centers, partners or new training centers of Party B with satisfactory conditions can be only used as an open education teaching spot or study spot when Party A approves upon such review.

(3) For students attending the pilot programs, each relevant local radio and television university shall order materials for the website engineer training course from Party B, other materials for diploma education courses shall be subject to Party A’s relevant policies.

(4) Taking “pilot first and expansion afterwards” as the principle, based on those pilots, summarizing experience, and gradually broadening the scope of the pilots, the specific implementation plan for the expansion phase shall be discussed separately in accordance with the actual status after the pilot model is approbated by Party A.

(5) During the pilot phase, the Parties shall jointly discuss the establishment of an occupational education research institute through which the Parties will jointly research various course systems, content, teaching models, management models and operation mechanisms in the combination of diploma education and occupational education.

3. Allocation of Responsibilities

(1) Responsibilities and Obligations of Party A

i) To work with Party B in developing programs, be responsible for enrollment publicity, teaching and management work.

ii) To give guidance to Party B in organizing necessary promotion activities within CCRTU system.

iii) To review the teaching or study spots of the programs, and conduct joint review with Party B for Party B’s authorized teaching spots for the pilot programs.

iv) To be responsible for demonstration, design and other work for the credit swap issue between those diploma courses in the Cooperated Major and Party B’s website engineer training courses.

v) To be responsible for teaching resource construction, publication and distribution for courses other than the website engineer training certificate courses of the Cooperated Major.

vi) To supervise and guide each pilot member’s pilot work for Cooperated Major, and monitor the implementation process of the Cooperated Major.

vii) To provide basic information of the students attending the pilot programs to Party B.

viii) To assist Party B to organize and conduct training to the teachers of the website engineer training courses.

ix) To award the senior occupational diploma certificate in the website development major of Party A to those students who have studied the Cooperated Major and satisfied the graduation requirements.

(2) Responsibilities and Obligations of Party B

i) To work with Party A in developing cooperation programs, assist Party A in enrollment publicity, teaching and management.

ii) To be responsible, under Party A’s guidance and in accordance with the responsibility and obligation requirements of Party A, for the internal organization and promotion in CCRTU system, and to conclude cooperation agreements with provincial radio and television universities, which shall be provided to Party A for filing.

iii) To define implementation rules for the website engineer certificate and admittance criteria for teaching spots in Party B’s training system, conduct joint review with Party A for Party B’s authorized teaching spots for the Cooperated Major, and conclude working agreements with the pilot teaching spots, which shall be provided to Party A for filing.

iv) To coordinate with Party A to complete demonstration, design and other work for the credit swap issue between the diploma courses of the Cooperated Major and the website engineer training courses of Party B.

v) To be responsible for teaching resource construction, publication, distribution and other work for the website engineer training certificate courses of the pilot programs.

vi) To supervise and guide the implementation work of the website engineer training programs in each pilot teaching spot, and monitor the implementation process of the training programs.

vii) To provide information of the students who have obtained the website engineer certificate to Party A.

viii) To organize and conduct training to the teachers of the website engineer training courses.

ix) To award the website engineer certificate of Party B to students who have studied the pilot programs and satisfied the occupational certificate requirements.

4. Payment of the Pilot Program Work Training Fee

(1) Objective, Scope and Method of Training

In order to increase the enrollment of the Parties’ pilot programs and the positive influence of the Parties nation wide, Party A is needed to provide necessary training to Party B which will enable Party B to be familiar with the CCRTU’s operation models. Content and method of such training shall be specified by Party A, in particular, it shall include enrollment publicity of the pilot programs, major and course construction in CCRTU system, methodology and techniques of teaching and teaching management in CCRTU system.

(2) Rate of the Training Fee

Party A shall, in accordance with the progress and market size of its cooperation with each pilot radio and television universities, pay the training fee to Party B, and the rate of the training fee will, after the pilot model is approbated by Party B, be laid down in an amendment agreement to be separately concluded between Party A and Party B.

5. Obligation of Breach

Upon execution of this Agreement, both Parties shall strictly perform the Agreement. If any Party fails to perform the Agreement, the breaching Party shall assume the relevant obligations for its breach of the Agreement, and indemnify the other Party for all economic loss arising therefrom.

6. Miscellaneous

(1) Neither Party shall terminate this Agreement earlier without due cause, however, should any of the following situation arise, this Agreement may be terminated:

i) Both Party A and Party B agree to terminate the Agreement through discussions.

ii) The Agreement is rendered unenforceable by any force majeure factor.

(2) If the Agreement needs to be terminated earlier, both Parties shall coordinate to solve consequential issues. Before such issues are resolved, both Parties shall continue to perform the necessary provisions herein and relevant obligations hereunder that are beneficial to the solution of those consequential issues.

(3) For pending issues herein such as relevant charge, allocation and usage of cost of the pilot programs, allocation of work in the process of teaching when the programs are implemented (including allocation of work of online teaching), course and credit swap between diploma education and non-diploma education, demonstration of certification plan and relevant breach of obligation, the Parties shall enter into agreements separately.

7. This Agreement shall be effective for five years as of the day on which the Parties execute and seal the Agreement.

8. The Agreement has been executed in six counterparts with equal legal force, Party A and Party B shall each hold three counterparts.

Party A:	Party B:
China Central Radio and Television University	Beijing Jadebird IT Education
Company, Limited
(Seal)	(Seal)

Representative: (Signature)	Representative: (Signature)

May 2009	May 2009